As filed with the Securities and Exchange Commission on June 26, 1998.
                                               Registration No. ________________



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------
                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------

                             BERG ELECTRONICS CORP.

             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                75-2451903
      (State or Other Jurisdiction                   (I.R.S. Employer
    of Incorporation or Organization)               Identification No.)

                                                      James N. Mills
                                                  101 South Hanley Road
          101 South Hanley Road                 St. Louis, Missouri  63105
       St. Louis, Missouri  63105                     (314) 726-1323
    (Address, Including Zip Code, of         (Name, Address, Including Zip Code,
          Registrant's Principal               and Telephone Number, Including
            Executive Offices)                 Area Code, of Agent for Service)



            Berg Electronics Corp. 1998 Incentive Compensation Plan
                                 (Full Title of the Plan)


                              CALCULATION OF REGISTRATION FEE

===================================================================================================
                                           Proposed Maximum   Proposed Maximum
  Title of Securities      Amount to be     Offering Price        Aggregate          Amount of
  to be Registered (1)    Registered (1)     Per Share (2)    Offering Price (2) Registration Fee
---------------------------------------------------------------------------------------------------
     Common Stock,
     $.01 Par Value       977,713 Shares        $20.50         $20,043,116.50        $5,912.72
===================================================================================================

(1) Shares of common stock, $.01 par value per share ("Common Stock"), of Berg Electronics Corp. (the "Company") being registered hereby relate to the Company's 1998 Incentive Compensation Plan. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there is also being registered an indeterminate amount of additional shares of Common Stock as may become issuable as a result of stock splits, stock dividends or similar transactions.

(2) In accordance with sections (c) and (h)(1) of Rule 457 promulgated under the Securities Act, calculated on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on June 24, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following  documents are incorporated by reference in this Registration
Statement:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

     (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

     (c) The description of the Company's Common Stock, which is contained in the Company's Registration Statement on Form 8-A (File No. 1-14080) filed under
Section 12(b) of the Exchange Act on November 9, 1995, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances and subject to certain limitations, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against liabilities and expenses incurred in any such action, suit, or proceeding. Article Tenth of the Certificate of Incorporation of the Company provides for mandatory indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person thereof in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered pursuant to this Registration Statement, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

3.1 Certificate of Incorporation of Berg Electronics Corp. (f/k/a Berg Electronics Group, Inc.; f/k/a Berg Electronics Holdings Corp.; f/k/a Berg CS Holdings, Inc.), together with amendments thereto. (Filed previously as an exhibit to the Company's Registration Statement on Form S-1 (File No. 33-98240), and incorporated by reference herein.)

3.2 Certificate of Amendment to Certificate of Incorporation, dated February 29, 1996, of Berg Electronics Corp. (Filed previously as an exhibit to the Company's Form 10-K for the year ended December 31, 1995, and incorporated by reference herein.)

3.3 Certificate of Amendment to Amended Certificate of Incorporation, dated May 28, 1998, of Berg Electronics Corp.*

3.4 Amended and Restated Bylaws of Berg Electronics Corp. (Filed previously as an exhibit to the Company's Registration Statement on Form S-1 (File No. 33-98240), and incorporated by reference herein.)

4.1 Certificate of Designations, Preferences and Rights of Series A Junior Preferred Stock of Berg Electronics Corp. (Filed previously as an exhibit to the Company's Form 10-K for the year ended December 31, 1997, and incorporated by reference herein.)

4.2  1998 Incentive Compensation Plan.*

5    Opinion of Weil, Gotshal & Manges LLP.*

23.1 Consent of Arthur Andersen LLP.*

23.2 Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5).

24   Power of Attorney (see pages II-5 and II-6 of this Registration Statement).

--------------------
*     Filed herewith.


Item 9.  Undertakings.

     (a) The undersigned hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) See Item 6.


           [The remainder of this page is intentionally left blank.]

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Missouri, on this 26th day of June, 1998.

                                    BERG ELECTRONICS CORP.


                                    By:   /s/ David M. Sindelar
                                       ----------------------------------------
                                          David M. Sindelar
                                          Senior Vice President and
                                             Chief Financial Officer


     Each person whose signature to this Registration Statement appears below hereby appoints David M. Sindelar as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all post-effective amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                       Title                    Date
         ---------                       -----                    ----


    /s/ James N. Mills       Chairman of the Board of Directors   June 26, 1998
---------------------------  and Chief Executive Officer
      James N. Mills         (Principal Executive Officer)


   /s/ David M. Sindelar     Senior Vice President and Chief      June 26, 1998
---------------------------  Financial Officer (Principal
     David M. Sindelar       Financial Officer)


  /s/ Joseph S. Catanzaro    Chief Accounting Officer (Principal  June 26, 1998
---------------------------  Accounting Officer)
    Joseph S. Catanzaro


   /s/ Timothy L. Conlon     Director, President and Chief        June 26, 1998
---------------------------  Operating Officer
     Timothy L. Conlon




                                    II-5










    /s/ Thomas O. Hicks      Director                             June 26, 1998
--------------------------
      Thomas O. Hicks


     /s/ Charles W. Tate     Director                             June 26, 1998
--------------------------
      Charles W. Tate


   /s/ Richard W. Vieser     Director                             June 26, 1998
--------------------------
     Richard W. Vieser


   /s/ Kenneth F. Yontz      Director                             June 26, 1998
--------------------------
     Kenneth F. Yontz


                                  Exhibit Index



 Exhibit
   No.     Description
 -------   -----------

     3.1 Certificate of Incorporation of Berg Electronics Corp. (f/k/a Berg Electronics Group, Inc.; f/k/a Berg Electronics Holdings Corp.; f/k/a Berg CS Holdings, Inc.), together with amendments thereto. (Filed previously as an exhibit to the Company's Registration Statement on Form S-1 (File No. 33-98240), and incorporated by reference herein.)

     3.2 Certificate of Amendment to Certificate of Incorporation, dated February 29, 1996, of Berg Electronics Corp. (Filed previously as an exhibit to the Berg Electronics Corp. Form 10-K for the year ended December 31, 1995 and incorporated by reference herein.)

     3.3 Certificate of Amendment to Amended Certificate of Incorporation, dated May 28, 1998, of Berg Electronics Corp.

     3.4   Amended  and  Restated  Bylaws  of  Berg  Electronics   Corp.  (Filed
           previously as an exhibit to the Company's Registration Statement on Form S-1 (File No. 33-98240), and incorporated by reference herein.)

     4.1 Certificate of Designations, Preferences and Rights of Series A Junior Preferred Stock of Berg Electronics Corp. (Filed previously as an exhibit to the Company's Form 10-K for the year ended December 31, 1997, and incorporated by reference herein.)

     4.2   1998 Incentive Compensation Plan.

      5    Opinion of Weil, Gotshal & Manges LLP.

    23.1   Consent of Arthur Andersen LLP.

    23.2   Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5).

     24 Power of Attorney (see pages II-5 and II-6 of this Registration Statement).